UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 13, 2014

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On October 15, 2014, Navidea Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing that its Board of Directors has appointed Mr. Ricardo J. Gonzalez as the new Chief Executive Officer of the Company, effective October 13, 2014. A copy of the complete text of the Company’s October 15, 2014 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Gonzalez, 43, has more than 20 years of experience in the pharmaceutical industry, and most recently served as Vice President, Global Operations at Spectrum Pharmaceuticals, a biotechnology company focused on oncology and hematology. Mr. Gonzalez began his tenure at Spectrum in 2008 as Director, Strategic Business Services, and thereafter was appointed to positions of increasing seniority and responsibility, focusing on product development, commercialization, pharmaceutical sales, marketing and operations, as well as licensing and industry partnerships. Prior to Spectrum, Mr. Gonzalez was a Regional Accounts Manager, Product Manager and Sales Manager for Abraxis Oncology, and served in various sales and marketing positions for Genzyme Therapeutics, Corixa Corporation, Ligand Pharmaceuticals, Roche Laboratories and GlaxoSmithKline. Mr. Gonzalez graduated from Penn State University in 1992 with a B.S. in Business Logistics and served in the U.S. Army Reserve.

In connection with the Board of Directors’ appointment of Mr. Gonzalez as Chief Executive Officer, the Company and Mr. Gonzalez have entered into an employment agreement (the “Employment Agreement”), with an effective date of October 13, 2014, and as an inducement to Mr. Gonzalez joining the Company and as additional compensation, the Board of Directors awarded him options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $1.26 per share pursuant to a stock option agreement dated October 13, 2014 (the “Option Agreement”).

The Employment Agreement has a three-year term commencing on October 13, 2014 and terminating on October 12, 2017, unless terminated earlier under the Employment Agreement. The Employment Agreement provides for Mr. Gonzalez to receive an annual base salary of $375,000. The Compensation, Nominating and Governance Committee of the Board of Directors (“Committee”) will review Mr. Gonzalez’ base salary on an annual basis and may increase, but not decrease, the base salary at its discretion. Mr. Gonzalez may also receive an annual bonus at the discretion of the Committee, based on achievement of annual target performance goals established by the Committee, with a target bonus equal to 50% of base salary. For the calendar year ending December 31, 2014, the Committee may award a bonus pro-rated based upon the number of days of employment of Mr. Gonzalez in 2014. The Employment Agreement also provides for Mr. Gonzalez’ participation in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits as described in the Employment Agreement.

In the event the Company terminates Mr. Gonzalez’ employment “for cause,” all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to Mr. Gonzalez. If Mr. Gonzalez resigns, for any reason other than under certain circumstances described in the Employment Agreement following a “Change of Control” (as that term is defined in the Employment Agreement), all salary, benefits and other payments shall cease at the time such resignation becomes effective. If Mr. Gonzalez’ employment is terminated because of death or disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall pay Mr. Gonzalez or his estate with such payments or benefits as he or his estate are entitled to receive under benefit plans or programs of the Company, for the longer of 12 months after such termination or the full unexpired term of the Employment Agreement. In addition, for the first six months of any disability, the Company shall pay to Mr. Gonzalez the difference, if any, between the cash benefits received by Mr. Gonzalez from a Company-sponsored disability insurance policy and his salary under the Employment Agreement.

In the event the Company terminates Mr. Gonzalez’ employment without cause or at the end of the term of the Employment Agreement, the Company shall, at the time of such termination, pay to Mr. Gonzalez as severance, the amount of $375,000, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to provide Mr. Gonzalez with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 18 months or the full unexpired term of the Employment Agreement.

The Company must also pay Mr. Gonzalez severance, under certain circumstances, in the event of a Change of Control. The Employment Agreement provides that if there is a Change in Control and Mr. Gonzalez’ employment is concurrently or subsequently terminated: (a) by the Company without cause; (b) by the expiration of the term of the Employment Agreement, or (c) by the resignation of Mr. Gonzalez because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached the Employment Agreement, the Company shall pay to Mr. Gonzalez the amount of $750,000, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination, and shall provide him with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 12 months or the full unexpired term of the Employment Agreement.

Pursuant to the Option Agreement, Mr. Gonzalez was granted options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $1.26 per share, the closing market price on October 10, 2014. The options vest and become exercisable in three tranches, subject to Mr. Gonzalez’s continued employment by the Company. The first tranche of 300,000 shares vests on the first anniversary of the date of grant. The second tranche of 300,000 shares vests on or after the second anniversary of the date of grant, provided that this tranche will not be exercisable unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $2.50 per share. The third tranche of 400,000 shares vests on or after the third anniversary of the grant date, provided that this tranche will not be exercisable unless and until the average closing price per share of the Company’s common stock for the ten trading days prior to exercise equals or exceeds $3.50 per share.

The Committee and the independent members of the Board of Directors approved the stock option award in reliance on the employment inducement exception to shareholder approval requirements contained in Rule 711 of the NYSE MKT governance rules.

The foregoing description of the terms of the Employment Agreement and the Option Agreement is qualified in its entirety by reference to the full text of the Employment Agreement and the Option Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 8.01.	Other Events.

On October 15, 2014, the Company issued a press release announcing the appointment of Mr. Gonzalez as Chief Executive Officer and the grant to him of inducement options. A copy of the Company’s October 15, 2014, press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

10.1	Employment Agreement, dated October 13, 2014, between Navidea Biopharmaceuticals, Inc. and Ricardo J. Gonzalez.

10.2	Stock Option Agreement, dated October 13, 2014, between Navidea Biopharmaceuticals, Inc. and Ricardo J. Gonzalez

99.1	Navidea Biopharmaceuticals, Inc. press release dated October 15, 2014, entitled “Navidea Announces Rick Gonzalez as New Chief Executive Officer.”

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: October 15, 2014	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer